As filed with the Securities and Exchange Commission on September 21, 2000

	Registration No. 333-_________________


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PATH 1 NETWORK TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
	Delaware	13-3989885
	(State or other jurisdiction	(IRS Employer Identification No.)
	of incorporation or organization)

3636 Nobel Drive, Suite 275, San Diego, California 92122
(Address of principal executive offices) (Zip Code)


PATH 1 NETWORK TECHNOLOGIES INC.
 2000 STOCK OPTION/ STOCK ISSUANCE PLAN
(Full title of the Plan)

Dr. Michael T. Elliott
President and Chief Executive Officer
Path 1 Network Technologies Inc.
3636 Nobel Drive, Suite 275
San Diego, California  92122
(Name and address of agent for service)
(858) 450-4220
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE


Title of Securities     Amount to be      Proposed Maximum   Proposed Maximum
to Be Registered        Registered(1)     Offering Price     Aggregate
                                           per Share          Offering Price

2000 Stock              885,111           $ 0.77 (2)         $ 681,535 (2)
Option/Stock            shares
Issuance Plan and
18 specified written
compensation
arrangements
Class A Common
Stock and stock
options


Amount of
Registration
Fee

$ 179.93


(1)	This Registration Statement shall also cover any additional shares of
Registrant's Class A Common Stock which become issuable under the
2000 Stock Option/Stock Issuance Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the
Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class A Common
Stock.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the
Securities Act of 1933, as amended, for 10,000 shares on the basis of the average of the high and low reported sale price for Registrant's
Class A Common Stock on September 19, 2000, as reported on the
OTC Bulletin Board, 839,000 shares at a price of $0.60 per share, 11,111 shares at a price of $2.00 per share, and 25,000 shares at a price of $2.50 per share.


PART II
Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
Path 1 Network Technologies Inc. (the "Registrant")
incorporates by reference into this Registration Statement the following documents previously filed with the SEC:
(a)	The Registrant's Registration Statement on Form 10 filed with the SEC on May 23, 2000 (File No. 000-30928) together with
the amendments filed with the SEC on June 8, 2000 and June
16, 2000, as declared effective on June 19, 2000.
(b)	The Registrant's Quarterly Report  on Form 10-Q/A, filed
with SEC on August 11, 2000 for the period ended June 30, 2000.
All reports and definitive proxy or information statements filed under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.  Description of Securities
	Not applicable.
Item 5.  Interests of Named Experts and Counsel
The validity of the shares of Class A Common Stock offered hereby will be passed upon for the Registrant by Brobeck, Phleger & Harrison LLP, San Diego, California.
Item 6.  Indemnification of Directors and Officers
The Registrant's Certificate of Incorporation and Bylaws contain provisions authorizing indemnification of and advancement of expenses to officers and directors. The indemnities provided by the Registrant's charter documents (i) shall continue as to a person who has ceased to be a director or officer, (ii) shall inure to the benefit of his heirs, executors and administrators, and (iii) shall not be deemed to limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the Bylaws, by agreement, vote of the stockholders or disinterested directors or otherwise.

Section 145 of the Delaware General Corporation Law permits indemnification of the Registrant's officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.
The Registrant purchased and presently maintains insurance on behalf of its officers and directors.

Item 7.  Exemption from Registration Claimed
Not applicable.
Item 8.  Exhibits
Exhibit	Exhibit
Number

4	Instruments Defining the Rights of Stockholders.  Reference is
      made to the Registration Statement on Form 10-12G/A, filed on
      May 23, 2000, incorporated by reference under Item 3(a).
5	Opinion and Consent of Brobeck, Phleger & Harrison LLP.
10.1	Letter confirming grant of option to Roderick (Archie) Adams to purchase 95,000 shares of Class A Common Stock, dated October
      7, 1999.
10.2	Letter confirming grant of option to Paul Robinson to purchase
      95,000 shares of Class A Common Stock, dated October 7, 1999.
10.3 	Letter granting option to Douglas Palmer to purchase 112,000 shares of Class A Common Stock, dated May 4, 1998.
10.4	Letter granting option to Douglas Palmer to purchase 250,000 shares of Class A Common Stock, dated October 19, 1998.
10.5	Letter granting option to John Hooker to purchase 112,000 Shares of Class A Common Stock, dated March 13, 1998.
10.6	Letter granting option to John Beer to purchase 25,000 Shares of
      Class A Common Stock, dated July 31, 1998.
10.7	Letter granting option to John Beer to purchase 25,000 shares of
      Class A Common Stock, dated February 24, 1999.
10.8	Letter granting option to Grady Taylor to purchase 25,000 shares of Class A Common Stock, dated September 3, 1998.
10.9	Letter granting option to Grady Taylor to purchase 25,000 shares of Class A Common Stock, dated February 24, 1999.
10.10	Letter granting option to Veronica Montoya to purchase 7,500
      Shares of Class A Common Stock, dated July 31, 1998.
10.11	Letter granting option to Veronica Montoya to purchase 7,500
      Shares of Class A Common Stock, dated February 24, 1999.
10.12	Letter granting option to Ken Hodor to purchase 50,000 shares of
      Class A Common Stock, dated April 12, 1999.
10.13	Consulting Agreement between Ken Crocker and the Registrant, dated March 16, 1998.
10.14	Consulting Agreement and related correspondence between Rene
      Cruz and the Registrant, dated March 16, 1998 and August 25,
      1998.
10.15	Consulting Agreement between Ramesh Rao and the Registrant,
      dated March 16, 1998.
10.16	Consulting Agreement between Robert Brodersen and the
      Registrant, dated March 17, 1998.
10.17	Consulting Agreement between Dan Picker and the Registrant,
      dated March 22, 1998.
10.18	Letter granting option to Richard Frawley to purchase 25,000
      Shares of Class A Common Stock, dated August 21, 1998.
10.19	2000 Stock Option/Stock Issuance Plan.
10.20	Form of Notice of Grant of Stock Option.
10.21	Form of Stock Option Agreement.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in
      Exhibit 5.


Item 9.  Undertakings
A.	The undersigned Registrant hereby undertakes:  (1) to
file, during any period in which offers or sales are being made, a post-
effective
amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this
Registration Statement; and (iii) to include any material information with respect
to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Path 1 Network Technologies Inc. 2000 Stock Option/Stock Issuance Plan.
B.	The undersigned Registrant hereby undertakes that,
for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the
Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the
Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 20th day of September, 2000.
	PATH 1 NETWORK TECHNOLOGIES INC.


	By:     /s/ Michael T. Elliott
	Michael T. Elliott
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
SignatureTitle	Date

  /s/ Michael T. Elliott 	President, Chief Executive Officer	September 20,
2000
Michael T. Elliott	and Director (principal executive officer)

 /s/ Richard B. Slansky	Chief Financial Officer and Vice 	September 20, 2000
Richard B. Slansky	President of Finance
	(principal financial and accounting officer)

 /s/ Ronald Fellman    	Director	September 20, 2000
Ronald D. Fellman

 /s/ Douglas Palmer     	Director 	September 20, 2000
Douglas A. Palmer

 /s/ Paul Robinson      	Director	September 20, 2000
Paul Robinson

 /s/ Roderick Adams    	Director	September 20, 2000
Roderick Adams

 /s/ John A. MacDonald	Director	September 20, 2000
John A. MacDonald

 /s/ Reginald J. Tiessen 	Director	September 20, 2000
Reginald J. Tiessen



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549


EXHIBITS
TO
FORM S-8
UNDER
SECURITIES ACT OF 1933


PATH 1 NETWORK TECHNOLOGIES INC.


EXHIBIT INDEX

Exhibit	Exhibit
Number

4	Instruments Defining the Rights of Stockholders.  Reference is
       made to the Registration Statement on Form 10-12G/A, filed on
       May 23, 2000, incorporated by reference under Item 3(a).
5	Opinion and Consent of Brobeck, Phleger & Harrison LLP.
10.1	Letter confirming grant of option to Roderick (Archie) Adams to purchase 95,000 shares of Class A Common Stock, dated October
      7, 1999.
10.2	Letter confirming grant of option to Paul Robinson to purchase
      95,000 shares of Class A Common Stock, dated October 7, 1999.
10.3 	Letter granting option to Douglas Palmer to purchase 112,000 shares of Class A Common Stock, dated May 4, 1998.
10.4	Letter granting option to Douglas Palmer to purchase 250,000 shares of Class A Common Stock, dated October 19, 1998.
10.5	Letter granting option to John Hooker to purchase 112,000 Shares of Class A Common Stock, dated March 13, 1998.
10.6	Letter granting option to John Beer to purchase 25,000 Shares of
      Class A Common Stock, dated July 31, 1998.
10.7	Letter granting option to John Beer to purchase 25,000 shares of
      Class A Common Stock, dated February 24, 1999.
10.8	Letter granting option to Grady Taylor to purchase 25,000 shares of Class A Common Stock, dated September 3, 1998.
10.9	Letter granting option to Grady Taylor to purchase 25,000 shares of Class A Common Stock, dated February 24, 1999.
10.10	Letter granting option to Veronica Montoya to purchase 7,500
      Shares of Class A Common Stock, dated July 31, 1998.
10.11	Letter granting option to Veronica Montoya to purchase 7,500
      Shares of Class A Common Stock, dated February 24, 1999.
10.12	Letter granting option to Ken Hodor to purchase 50,000 shares of
      Class A Common Stock, dated April 12, 1999.
10.13	Consulting Agreement between Ken Crocker and the Registrant, dated March 16, 1998.
10.14	Consulting Agreement and related correspondence between Rene
      Cruz and the Registrant, dated March 16, 1998 and August 25,
      1998.
10.15	Consulting Agreement between Ramesh Rao and the Registrant,
      dated March 16, 1998.
10.16	Consulting Agreement between Robert Brodersen and the
      Registrant, dated March 17, 1998.
10.17	Consulting Agreement between Dan Picker and the Registrant,
      dated March 22, 1998.
10.18	Letter granting option to Richard Frawley to purchase 25,000
      Shares of Class A Common Stock, dated August 21, 1998.
10.19	2000 Stock Option/Stock Issuance Plan.
10.20	Form of Notice of Grant of Stock Option.
10.21	Form of Stock Option Agreement.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in
      Exhibit 5.





EXHIBIT 5

OPINION AND CONSENT OF BROBECK, PHLEGER &
HARRISON LLP

September 18, 2000

Path 1 Network Technologies Inc.
3636 Nobel Drive, Suite 275
San Diego, California  92122
Re:	Path 1 Network Technologies Inc. Registration
Statement on Form S-8 for (i) 10,000 Shares of
Class A Common Stock Issuable Under the 2000
Stock Option/Stock Issuance Plan and (ii) 875,111
Shares of Class A Common Stock Issuable Pursuant
to Options Granted Other than Under a Plan.
Ladies and Gentlemen:
We have acted as counsel to Path 1 Network Technologies
Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of (i) 10,000 shares of Class A Common Stock (the "Plan Shares") and related stock options issuable under the Path 1 Network Technologies Inc. 2000 Stock Option/Stock Issuance Plan (the "Option Plan"),
and (ii) 875,111 shares of Class A Common Stock (the "Non-Plan Shares")
issuable upon the exercise of options (the "Non-Plan Options") granted to certain employees, directors, consultants or advisors pursuant to up to 18 "employee benefit plans" as that term is defined in Rule C of Regulation 405
under the Act.   The Plan Shares and the Non-Plan Shares are collectively
referred to herein as the "Shares."
This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and administration of the Option Plan and the grant of the Non-Plan Options. Based on such review, we are of the opinion that if, as and when the 10,000 Plan Shares reserved in the aggregate under the Option Plan have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Option Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Option Plan and in accordance with the Registration Statement, those Plan Shares will be legally issued, fully paid and nonassessable. We are also of the opinion that if, as and when the Non-Plan Options are exercised in accordance with the Registration Statement and the applicable "employee benefit plans" (and the consideration therefore received), the underlying Non-Plan Shares will be legally issued, fully paid and non-assessable.
We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.
This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan, the Non-Plan Options, or the Shares.

	Very truly yours,

	/s/ Brobeck, Phleger & Harrison LLP

			BROBECK, PHLEGER & HARRISON LLP



EXHIBIT 10.1


[PATH 1 LETTERHEAD]
October 7, 1999
Archie Adams
Jyra Research, Inc.
Hamilton House
111 Marlowes
Hemel Hempstead
Herts HP1 1BB
U.K.
Dear Archie:
This confirms that effective March 15, 1998 Path 1 Network
Technologies Inc. ("Path 1") offered you a non-transferable option to purchase 95,000 shares upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share;
2)	the options vest immediately; and
3)	the options expire seven (7) years from the date of grant;
Any changed to these terms and conditions must be mutually
consented to by both you and Path 1 in writing.
If you agree to all the terms and conditions of the stock option, please sign and return to me, at which it will become binding on Path 1. Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Agreed & accepted:	/s/ R. Adams
Archie Adams


EXHIBIT 10.2


[PATH 1 LETTERHEAD]
October 7, 1999
Paul Robinson
Jyra Research, Inc.
Hamilton House
111 Marlowes
Hemel Hempstead
Herts HP1 1BB
U.K.
Dear Paul,
This confirms that effective March 15, 1998 Path 1 Network
Technologies Inc. ("Path 1") offered you a non-transferable option to purchase 95,000 shares upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share;
2)	the options vest immediately; and
3)	the options expire seven (7) years from the date of
grant;
Any changes to these terms and conditions must be mutually
consented to by both you and Path 1 in writing.
If you agree to all the terms and conditions of the stock option, please sign and return to me, at which time it will become binding on Path 1. Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Agreed & accepted:	/s/ Paul Robinson
Paul Robinson



EXHIBIT 10.3


[PATH 1 LETTERHEAD]
May 4, 1998
Douglas Palmer
1229 Trieste Drive
San Diego, CA  92107
Dear Doug,
This confirms that Path 1 Network Technologies Inc. ("Path
1") has offered you a non-transferable option to purchase an additional 112,000 shares upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share;
2)	the options vest over four (4) years in equal
installments; and
3)	the options expire seven (7) years from April 20, 1998
- the date of grant;
If, for any reason, you cease to be an employee, the
unexercised options shall be immediately deemed to be canceled.
The options are subject to and governed by Path 1's company
policies and plans covering stock options, as same may be instituted and/or modified in the future.
If you agree to all the terms and conditions of the stock option, please sign and return to me, at which time it will become binding on Path 1. Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Agreed & accepted:	/s/ Douglas Palmer
Douglas Palmer


EXHIBIT 10.4


[PATH 1 LETTERHEAD]

October 19, 1998
Douglas Palmer
1229 Trieste Drive
San Diego, CA  92107
Dear Doug:
This confirms that Path 1 Network Technologies Inc. ("Path
1") has offered you a non-transferable option to purchase 250,000 shares upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share;
2)	the options vest immediately; and
3)	the options expire seven (7) years from October 19,
1998 - the date of grant;
If, for any reason, you cease to be an employee, the
unexercised options shall be immediately deemed to be canceled.
The options are subject to and governed by Path 1's company
policies and plans covering stock options, as same may be instituted and/or modified in the future.
If you agree to all the terms and conditions of the stock option, please sign and return to me, at which time it will become binding on Path 1. Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Agreed & accepted:	/s/ Douglas Palmer
Douglas Palmer


EXHIBIT 10.5


[MILLENNIUM NETWORK TECHNOLOGIES, INC. LETTERHEAD]

March 13, 1998
Mr. John L. Hooker
4548 Mercurio Street
San Diego, CA  92130
Dear John:
When signed by you, this will represent an agreement between
Millennium Network Technologies, Inc. (the "Company") and you.
In the event you enter into a written agreement of employment with the Company within four (4) months from the date of this letter at an annual salary of $100,000 and upon other terms and conditions which are mutually agreeable to you and the Company, the Company will arrange for the Founders to transfer to you at par value ($0.001 per share) a total of 56,000 shares, and for the Company to grant you options to purchase 112,000 shares.
The options will be exercisable at $0.60 per share, will vest
25% per year, and expire seven (7) years from the date of grant; in addition, the
options will be subject to an employee option agreement and/or policy, which will provide for termination of the option in the event you cease to be an employee.
You understand, acknowledge and agree that the Company is
under no obligation to enter into an agreement of employment with you; and that if, for any reason, an employment agreement is not entered into, the Company's obligations to you hereunder and this agreement shall be null and void and of no legal force and effect whatsoever.
Sincerely,
Millenium Network Technologies, Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Accepted and Agreed.
   /s/ John L. Hooker
John L. Hooker



EXHIBIT 10.6


[PATH 1 LETTERHEAD]


July 31, 1998
John Beer
6585 Blue Bonnet Drive
Carlsbad, CA 92009
Dear John,
Path 1 Network Technologies Inc. ("Path 1") is pleased to
offer you a non-transferable option to purchase 25,000 shares upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share;
2)	the options vest over four (4) years in equal
installments; and
3)	the options expire seven (7) years from July 19, 1998 -
the date of grant;
If; for any reason, you cease to be an employee, the
unexercised options shall be immediately deemed to be canceled.
The options are subject to and governed by Path l's company
policies and plans covering stock options, as same may be instituted and/or modified in the future.
If you agree to all the terms and conditions of the stock option, please sign and return to me, at which time it will become binding on Path 1. Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Agreed & accepted:  	/s/ John Beer
John Beer




EXHIBIT 10.7


[PATH 1 LETTERHEAD]
February 24, 1999
John Beer
6585 Blue Bonnet Drive
Carlsbad, CA 92009
Dear John,
This confirms that Path 1 Network Technologies Inc. ("Path
1") has offered you a non-transferable option to purchase an additional 25,000 shares upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share;
2)	the options vest over four (4) years in equal
installments; and
3)	the options expire seven (7) years from January 18,
1999 - the date of grant;
If for any reason, you cease to be an employee, the
unexercised options shall be immediately deemed to be canceled.
The options are subject to and governed by Path l's company
policies and plans covering stock options, as same may be instituted and/or modified in the future.
If you agree to all the terms and conditions of the stock option, please sign and return to me, at which time it will become binding on Path 1. Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Agreed & accepted: 	/s/ John Beer
John Beer



EXHIBIT 10.8


[PATH 1 LETTERHEAD]
September 3, 1998
Grady Taylor
10525 Caminito Pollo
San Diego, CA  92126
Dear Mr. Taylor:
We are pleased to offer you full-time employment with Path 1 Network Technologies Inc. Your employment will be in accordance with the rules and regulations concerning at-will, exempt employees in the state of California. Your annual salary will be $77,500.00 and Path 1 will provide you with medical and dental benefits in accordance with the company's existing policies. In addition, Path 1 will grant you options to purchase 25,000 shares.
The options will be exercisable at $2.50 per share, will vest 25% per year, and expire seven (7) years from the date of grant; in addition, the options will be subject to an employee option agreement and/or policy, which will provide, among other things, for termination of the option in the event you cease to be an employee for any reason.
We look forward to you joining us at Path 1. Please signify your acceptance of this offer by signing and returning it to Path 1 at the address below. This offer is valid through September 16, 1998.
Sincerely,


/s/ Ronald D. Fellman
Ronald D. Fellman
President
ACCEPTED:
    /s/ Grady Taylor
DATE:  September 8, 1998

  Grady Taylor





EXHIBIT 10.9


[PATH 1 LETTERHEAD]


February 24, 1999
Grady Taylor
10525 Caminito Pollo
SanDiego,CA 92126
Dear Grady,
This confirms that Path 1 Network Technologies Inc. ("Path
1") has offered you a non-transferable option to purchase an additional 25,000 shares upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share;
2)	the options vest over four (4) years in equal
installments; and
3)	the options expire seven (7) years from January 18,
1999 - the date of grant;
If, for any reason, you cease to be an employee, the
unexercised options shall be immediately deemed to be canceled.
The options are subject to and governed by Path l's company
policies and plans covering stock options, as same may be instituted and/or modified in the future.
If you agree to all the terms and conditions of the stock option, please sign and return to me, at which time it will become binding on Path 1. Sincerely,
Path 1 Network Technologies Inc.
By	/s/ Ronald D. Fellman
Ronald D Fellman, President & CEO
Agreed & accepted:	/s/ Grady Taylor
Grady Taylor


EXHIBIT 10.10


[PATH 1 LETTERHEAD]


July 31, 1998
Veronica Montoya
7500 Vieja Castilla Way, Unit #1
Carlsbad, CA 92009
Dear Veronica,
Path 1 Network Technologies Inc. ("Path 1") is pleased to offer you a non-transferable option to purchase 7,500 shares upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share,
2)	the options vest over four (4) years in equal
installments; and
3)	the options expire seven (7) years from April 20,
1998 - the date of grant;
If; for any reason, you cease to be an employee, the
unexercised options shall be immediately deemed to be canceled.
The options are subject to and governed by Path l's company
policies and plans covering stock options, as same may be instituted and/or modified in the future.
If you agree to all the terms and conditions of the stock option, please sign and return to me, at which time it will become binding on Path 1. Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Agreed & accepted: 	/s/ Veronica Montoya
Veronica Montoya



EXHIBIT 10.11


[PATH 1 LETTERHEAD]

February 24, 1999

Veronica Montoya
7500 Vieja Castilla Way, Unit #1
Carlsbad, CA 92009
Dear Veronica,
This confirms that Path 1 Network Technologies Inc. ("Path
1") has offered you a non-transferable option to purchase an additional 7,500 shares upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share;
2)	the options vest over four (4) years in equal
installments; and
3)	the options expire seven (7) years from January 18,
1999 - the date of grant;
If; for any reason, you cease to be an employee, the unexercised options shall be immediately deemed to be canceled.
The options are subject to and governed by Path l's company policies and plans covering stock options, as same may be instituted and/or modified in the future.
If you agree to all the terms and conditions of the stock option, please sign and return to me, at which time it will become binding on Path 1.

Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Agreed & accepted:	/s/ Veronica Montoya
Veronica Montoya



EXHIBIT 10.12

April 12, 1999
Dear Ken;
This confirms that we are pleased to extend an offer to you to become Path l's Senior Vice President in charge of Marketing and Business Development. Your starting salary is $120,000 per year. You will receive all Company benefits, which are now limited to health insurance for you and your immediate family.
At the appropriate time (to be determined by us together) the Company will pay for all usual and customary fees, costs and expenses in connection with your relocation to San Diego.
You will be granted options to purchase a total of 250,000 shares of the Company, as follows:
?	50,000 Common Shares ("Shares") can be purchased at a price of
$2.00 per Share, expiring seven (7) years from the date of grant.
These options vest over three (3) years on a pro rata basis.
?	200,000 Class B shares can be purchased at a price of $2.00 per shares, expiring ten (10) years from the date of grant.  These options vest over four (4) years.  The Class B shares are
automatically exchangeable into the existing Shares upon the occurrence of any one of the following events:
?	the Company does a $20,000,000 public offering of
securities in the United States,
?	there is a merger, consolidation, takeover or other change
in control of the Company, or
?	the Company reports $10,000,000 in revenues and
$2,000,000 in net income (before taxes) in any fiscal year.
If, for any reason, you cease to be an employee, all vested
options shall expire sixty (60) days from the date of termination; all unvested options are automatically canceled.
I am delighted that you are joining us.  I look forward to
working together with you and sharing an exciting, challenging and rewarding experience. Let's have some fun!
Best regards,
/s/ Michael Berns
Chairman
Path 1 Network Technologies


EXHIBIT 10.13



March 16, 1998

Ken Crocker
3919 Caminito Cassis
San Diego, CA  92122-1994
Dear Mr. Crocker:
When signed by you, this constitutes an agreement between
Path 1 Network Technologies, Inc. (the "Company") and you.
1.	This agreement supercedes that certain agreement dated
March 13, 1998 between you and the Company, formerly
known as "Millennium Network Technologies Inc."
2.	The Company hereby retains you as a consultant to provide
consulting services to the Company at the rate of $70 per hour or on such other mutually agreeable basis as may be agreed
upon in advance in writing.
3.	You agree to execute the Company's standard confidentiality
and non-disclosure agreement (the "NDA") prior to
commencing your services for the Company.
4.	You understand, acknowledge and agree that the Company's
obligations hereunder are null and void and of no legal effect whatsoever in the event you do not sign the NDA for any reason.
5.	Any and all consulting services to be rendered to the Company by you shall be pursuant to the Company's written request in advance (a "Project Assignment").
6.	As additional compensation for your consulting services, the
Company agrees to grant you non-transferable options to
purchase 25,000 shares.  The options will be exercisable at
$0.60 per share, will vest 4 shares per each hour of consulting services rendered for the Company, and expire seven (7) years from the date of grant; in addition, the options will be subject to a stock option agreement and/or policy, which will provide for termination of the option in the event you cease to be a consultant, for any reason or no reason, such termination to be effective thirty (30) days after you cease to be a consultant.
7.	This consulting agreement can be terminated by the Company
at any time, for any reason or no reason, after the expiration of two (2) years.
8.	You can terminate this agreement at any time, for any reason or no reason; however, you will continue to bound by the
NDA provisions referred to in paragraph 2, above.
9.	You understand, acknowledge, and agree that the Company is
under no obligation hereunder to offer you a Project
Assignment.
2.	You understand, acknowledge and agree that the Company's
obligations hereunder are conditional upon successful completion of that certain March 1998 Offering by the Company to raise $998,000 by selling shares at $.60 per Share.

Sincerely,
Path 1 Network Technologies,
Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Accepted and Agreed.
   /s/ Ken Crocker
Ken Crocker



EXHIBIT 10.14



March 16, 1998
Dr. Rene Cruz
12972 Brome Way
San Diego, CA  92129
Dear Dr. Cruz:
When signed by you, this constitutes an agreement between
Path 1 Network Technologies Inc. (the "Company") and you.
1.	This agreement supercedes that certain agreement dated
March 13, 1998 between you and the Company, formerly
known as "Millennium Network Technologies Inc."
2.	The Company hereby retains you as a consultant to provide
consulting services to the Company at the rate of $100 per
hour for the first 200 hours of consulting services rendered per year; and $125 per hour for each additional hour of consulting services rendered per year.
3.	You agree to execute the Company's standard confidentiality
and non-disclosure agreement (the "NDA") prior to
commencing your services for the Company.
4.	You understand, acknowledge and agree that the Company's
obligations hereunder are null and void and of no legal effect whatsoever in the event you do not sign the NDA for any reason.
5.	Any and all consulting services to be rendered to the Company by you shall be pursuant to the Company's written request in advance (a "Project Assignment").
6.	As additional compensation for your consulting services, the
Company agrees to grant you non-transferable options to
purchase  5,000 Shares.  The options will be exercisable at
$.60 per share, will vest 25% per year, and expire seven (7)
years from the date of grant; in addition, the options will be subject to a stock option agreement and/or policy which will provide for termination of the option in the event you cease to be a consultant, for any reason or no reason, such termination to be effective thirty (30) days after you cease to be a
consultant.
7.	This consulting agreement can be terminated by the Company
at any time, for any reason or no reason, after the expiration of two (2) years.
8.	You can terminate this agreement at any time, for any reason or no reason; however, you will continue to bound by the
NDA provisions referred to in paragraph 2, above.
9.	You understand, acknowledge, and agree that the Company is
under no obligation hereunder to offer you a Project
Assignment and, accordingly, you may never receive any fees
pursuant to this agreement.
10.	You understand, acknowledge and agree that the Company's
obligations hereunder are conditional upon the successful completion of that certain March 1998 Offering by the Company to raise $998,000 by selling shares at $.60 per Share.

Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Accepted and Agreed:
   Dr. Rene Cruz
Dr. Rene Cruz


August 25, 1998

Rene,
I also want to avoid any confusion. These options that Michael Berns spoke of, to purchase 10,000 shares for your assistance in the preparation of two or three more patent applications and a "white paper" on the technology, are IN ADDITION TO options to purchase 5,000 shares (exercisable at $0.60 and also expiring August 1, 2003) that you have now been granted as a result of the filing of our first patent and IN ADDITION TO the original 5,000 options that were originally granted to you as per the original consulting agreement. All your options are exercisable at $0.60/share.
Regards,
Ron Fellman
Dr. Ronald D. Fellman, President and CTO
Path 1 Network Technologies Inc.


EXHIBIT 10.15


March 16, 1998

Dr. Ramesh R. Rao
1618 Avanida Oceano
Oceanside, CA 92056
Dear Dr. Rao:
When signed by you, this constitutes an agreement between
Path 1 Network Technologies Inc. (the "Company") and you.
1.	This agreement supercedes that certain agreement dated
March 13, 1998 between you and the Company, formerly
known as "Millennium Network Technologies Inc."
2.	The Company hereby retains you as a consultant to provide
consulting services to the Company at the rate of $100 per
hour for the first 200 hours of consulting services rendered per year; and $125 per hour for each additional hour of consulting services rendered per year.
3.	You agree to execute the Company's standard confidentiality
and non-disclosure agreement (the "NDA") prior to
commencing your services for the Company.
4.	You understand, acknowledge and agree that the Company's
obligations hereunder are null and void and of no legal effect whatsoever in the event you do not sign the NDA for any reason.
5.	Any and all consulting services to be rendered to the Company by you shall be pursuant to the Company's written request in advance (a "Project Assignment").
6.	As additional compensation for your consulting services, the
Company agrees to grant you non-transferable options to
purchase 5,000 Shares.  The  options will be exercisable at
$.60 per share, will vest 25% per year, and expire seven (7)
years from the date of grant; in addition, the options will be subject to a stock option agreement and/or policy which will provide for termination of the option in the event you cease to be a consultant, for any reason or no reason, such termination to be effective thirty (30) days after you cease to be a
consultant.
7.	This consulting agreement can be terminated by the Company
at any time, for any reason or no reason, after the expiration of two (2) years.
8.	You can terminate this agreement at any time, for any reason or no reason; however, you will continue to bound by the
NDA provisions referred to in paragraph 2, above.
9.	You understand, acknowledge, and agree that the Company is
under no obligation hereunder to offer you a Project
Assignment and, accordingly, you may never receive any fees
pursuant to this agreement.
10.	You understand, acknowledge and agree that the Company's
obligations hereunder are conditional upon the successful completion of that certain March 1998 Offering by the Company to raise $998,000 by selling shares at $.60 per Share.

Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Accepted and Agreed.
   Ramesh Rao
Dr. Ramesh Rao




EXHIBIT 10.16



March 17, 1998

Dr. Robert W. Brodersen
Department of Electrical Engineering and Computer Science
University of California, Berkeley
Berkeley, CA 94720
Dear Dr. Brodersen:
When signed by you, this constitutes an agreement between
Path 1 Network Technologies, Inc. (the "Company") and you.
1.	This agreement supersedes that certain agreement dated March
13, 1998 between you and the Company, formerly known as
"Millennium Network Technologies Inc."
2.	The Company hereby retains you as a consultant to provide
advisory consulting services to the Company on such terms as the parties may agree upon in writing.
3.	You agree to execute the Company's standard confidentiality
and non-disclosure agreement (the "NDA") prior to
commencing your services for the Company.
4.	You understand, acknowledge and agree that the Company's
obligations hereunder are null and void and of no legal effect whatsoever in the event you do not sign the NDA for any reason.
5.	Any and all consulting services to be rendered to the Company by you shall be pursuant to the Company's written request in advance (a "Project Assignment").
6.	As additional compensation for your consulting services, the
Company agrees to grant you non-transferable options to
purchase 5,000 shares.  The options will be exercisable at
$0.60 per share, will vest 25% per year, and expire seven (7)
years from the date of grant; in addition, the options will be subject to a stock option agreement and/or policy, which will provide for termination of the option in the event you cease to be a consultant, for any reason or no reason, such termination to be effective thirty (30) days after you cease to be a
consultant.
7.	This consulting agreement can be terminated by the Company
at any time, for any reason or no reason, after the expiration of two (2) years.
8.	You can terminate this agreement at any time, for any reason or no reason; however, you will continue to bound by the
NDA provisions referred to in paragraph 2, above.
9.	You understand, acknowledge, and agree that the Company is
under no obligation hereunder to offer you a Project
Assignment and, accordingly, you may never receive any fees
pursuant to this agreement.
10.	You understand, acknowledge and agree that the Company's
obligations hereunder are conditional upon the successful completion of that certain March 1998 Offering by the Company to raise $998,000 by selling shares at $.60 per Share.

Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Accepted and Agreed.
   Robert W. Brodersen
Dr. Robert W. Brodersen



EXHIBIT 10.17


March 22, 1998

Dr. Dan Picker
13545 Tiverton Road
San Diego, 92130
Dear Dr. Picker:
When signed by you, this constitutes an agreement between
Path 1 Network Technologies, Inc. (the "Company") and you.
1.	This agreement supersedes that certain agreement dated March
13, 1998 between you and the Company, formerly known as
"Millennium Network Technologies Inc."
2.	The Company hereby retains you as a consultant to provide
consulting services to the Company in accordance with a
written Project Assignment (defined in paragraph 4 below) on mutually agreeable terms.
3.	You agree to execute the Company's standard confidentiality
and non-disclosure agreement (the "NDA") prior to
commencing your services for the Company.
4.	You understand, acknowledge and agree that the Company's
obligations hereunder are null and void and of no legal effect whatsoever in the event you do not sign the NDA for any reason.
5.	Any and all consulting services to be rendered to the Company by you shall be pursuant to the Company's written request in advance (a "Project Assignment").
6.	As additional compensation for your consulting services, the
Company agrees to grant you non-transferable options to
purchase 5,000 shares.  The options will be exercisable at
$0.60 per share, will vest 25% per year, and expire seven (7)
years from the date of grant; in addition, the options will be subject to a stock option agreement and/or policy, which will provide for termination of the option in the event you cease to be a consultant, for any reason or no reason, such termination to be effective thirty (30) days after you cease to be a
consultant.
7.	As further additional compensation for your consulting
services, the Company agrees to grant you additional non-
transferable options to purchase 20,000 shares.  These
additional options will be exercisable at $0.60 per share, will vest 5,000 shares for each 1,500 hours of consulting services rendered to the Company, and expire seven (7) years from the date of grant; in addition, these additional stock options will also be subject to a stock option agreement and/or policy,
which will provide for termination of the option in the event you cease to be a consultant, for any reason or no reason, such termination to be effective thirty (30) days after you cease to be a consultant.
8.	In addition to any and all other incentives and/or bonuses that may be offered to you in the future, all the options discussed in paragraphs 6 and 7 shall become fully vested immediately
upon your entering into a full-time employment agreement
with the Company.
9.	This consulting agreement can be terminated by the Company
at any time, for any reason or no reason, after the expiration of two (2) years.
10.	You can terminate this agreement at any time, for any reason or no reason; however, you will continue to bound by the
NDA provisions referred to in paragraph 2, above.
11.	You understand, acknowledge, and agree that the Company is
under no obligation hereunder to offer you a Project
Assignment and, accordingly, you may never receive any fees
pursuant to this agreement.
12.	You understand, acknowledge and agree that the Company's
obligations hereunder are conditional upon the successful
completion of that certain March 1998 Offering by the
Company to raise $998,000 by selling shares at $.60 per
Share.
Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO

Accepted and Agreed.
   Dan Picker
Dan Picker


EXHIBIT 10.18

August 21, 1998
Mr. Richard James Frawley
2 Murray Court
Sunninghill SL5 9BP
United Kingdom
Dear Richard,
In consideration of your agreement to join Path 1 Network
Technologies Inc.'s ("Path 1") Advisory Board (currently in formation) and provide on-going advisory services in accordance with Path l's requirements and needs, and subject to the provisions of this letter, Path 1 is pleased to offer you a non-transferable option to purchase 25,000 common shares of Path 1 upon the following terms and conditions:
1)	the options are exercisable at $0.60 per share;
2)	the options expire seven (7) years from today; and
3)	the options vest over four (4) years in equal
installments.
If, for any reason, you decide that you are no longer able to participate on the Advisory Board, or Cisco shall require that you either cease your relationship with Path 1 or relinquish your stock option, all unexercised options, regardless of whether they have vested, shall be immediately deemed to be canceled.
The options will be subject to and governed by Path l's
policies and plans covering stock options to consultants, as same' may be formulated, and subsequently modified in the future.
If you agree to the provisions of this letter and all the terms and conditions of the stock option, please sign and return to me, at which time it
will become binding on Path 1.
We look forward to working with you.
Sincerely,
Path 1 Network Technologies Inc.
By:	/s/ Ronald D. Fellman
Ronald D. Fellman, President & CEO
Agreed & accepted:	Richard Frawley
Richard James Frawley
Cisco Systems Europe


EXHIBIT 10.19


PATH 1 NETWORK TECHNOLOGIES INC.
2000 STOCK OPTION/STOCK ISSUANCE PLAN

ARTICLE ONE

GENERAL PROVISIONS
I.	PURPOSE OF THE PLAN
This 2000 Stock Option/Stock Issuance Plan is
intended to promote the interests of Path 1 Network Technologies
Inc., a Delaware corporation, by providing eligible persons in the Corporation's employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.
Capitalized terms herein shall have the meanings
assigned to such terms in the attached Appendix.
II.	STRUCTURE OF THE PLAN
A.	The Plan shall be divided into two separate
equity programs:
(i)	the Option Grant
Program under which eligible persons
may, at the discretion of the Plan
Administrator, be granted options to
purchase shares of  Common Stock, and
(ii)	the Stock Issuance
Program under which eligible persons
may, at the discretion of the Plan
Administrator, be issued shares of
Common Stock directly, either through
the immediate purchase of such shares or
as a bonus for services rendered the
Corporation (or any Parent or
Subsidiary).
B.	The provisions of Articles One and Four shall
apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.
III.	ADMINISTRATION OF THE PLAN
A.	The Plan shall be administered by the Board.
However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
B.	The Plan Administrator shall have full power
and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option or stock issuance thereunder.
IV.	ELIGIBILITY
A.	The persons eligible to participate in the Plan
are as follows:
(i)	Employees,
(ii)	non-employee members of the Board or the non-
employee members of the board of directors of any
Parent or Subsidiary, and
(iii)	consultants and other independent advisors who
provide services to the Corporation (or any Parent
or Subsidiary).
B.	The Plan Administrator shall have full authority
to determine, (i) with respect to the grants made under the Option Grant Program, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such stock issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.
C.	The Plan Administrator shall have the absolute
discretion either to grant options in accordance with the Option
Grant Program or to effect stock issuances in accordance with the
Stock Issuance Program.
V.	STOCK SUBJECT TO THE PLAN
A.	The stock issuable under the Plan shall be shares
of authorized but unissued or reacquired Common Stock.  The
maximum number of shares of Common Stock which may be
issued over the term of the Plan shall not exceed 10,000 shares.
B.	Shares of Common Stock subject to outstanding
options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the
Plan shall be added back to the number of shares of Common
Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.
C.	Should any change be made to the Common
Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.
ARTICLE TWO

OPTION GRANT PROGRAM
I.	OPTION TERMS
Each option shall be evidenced by one or more
documents in the form approved by the Plan Administrator;
provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive
Option shall, in addition, be subject to the provisions of the Plan applicable to Incentive Options.
A.	Exercise Price.
1.	The exercise price per share shall be
fixed by the Plan Administrator at the time of grant.
2.	The exercise price shall become
immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under
Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:
(i)	in shares of Common Stock held for the
requisite period necessary to avoid a charge to
the Corporation's earnings for financial
reporting purposes and valued at Fair Market
Value on the Exercise Date, or
(ii)	to the extent the option is exercised for vested
shares, through a special sale and remittance
procedure pursuant to which the Optionee shall
concurrently provide irrevocable instructions
(A) to a Corporation-designated brokerage firm
to effect the immediate sale of the purchased
shares and remit to the Corporation, out of the
sale proceeds available on the settlement date,
sufficient funds to cover the aggregate exercise
price payable for the purchased shares plus all
applicable Federal, state and local income and
employment taxes required to be withheld by
the Corporation by reason of such exercise and
(B) to the Corporation to deliver the certificates
for the purchased shares directly to such
brokerage firm in order to complete the sale.
Except to the extent such sale and remittance
procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
B.	Exercise and Term of Options.  Each option
shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
C.	Effect of Termination of Service.
1.	The following provisions shall govern the exercise of any
options held by the Optionee at the time of cessation of
Service or death:
(i)	Should the Optionee cease to remain in Service
for any reason other than death, Disability or
Misconduct, then the Optionee shall have a
period of three months following the date of
such cessation of Service during which to
exercise each outstanding option held by such
Optionee.
(ii)	Should Optionee's Service terminate by reason
of Disability, then the Optionee shall have a
period of twelve (12) months following the date
of such cessation of Service during which to
exercise each outstanding option held by such
Optionee.
(iii)	If the Optionee dies while holding an
outstanding option, then the personal
representative of his or her estate or the person
or persons to whom the option is transferred
pursuant to the Optionee's will or the laws of
inheritance shall have a twelve (12)-month
period following the date of the Optionee's
death to exercise such option.
(iv)	Under no circumstances, however, shall any
such option be exercisable after the specified
expiration of the option term.
(v)	During the applicable post-Service exercise
period, the option may not be exercised in the
aggregate for more than the number of vested
shares for which the option is exercisable on the
date of the Optionee's cessation of Service.
Upon the expiration of the applicable exercise
period or (if earlier) upon the expiration of the
option term, the option shall terminate and cease
to be outstanding for any vested shares for
which the option has not been exercised.
However, the option shall, immediately upon
the Optionee's cessation of Service, terminate
and cease to be outstanding with respect to any
and all option shares for which the option is not
otherwise at the time exercisable or in which the
Optionee is not otherwise at that time vested.
(vi)	Should Optionee's Service be terminated for
Misconduct, then all outstanding options held
by the Optionee shall terminate immediately and
cease to remain outstanding.
2.	The Plan Administrator shall have the discretion,
exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
(i)	extend the period of time for which the option is to
remain exercisable following Optionee's cessation
of Service or death from the limited period
otherwise in effect for that option to such greater
period of time as the Plan Administrator shall deem
appropriate, but in no event beyond the expiration
of the option term, and/or
(ii)	permit the option to be exercised, during the
applicable post-Service exercise period, not only
with respect to the number of vested shares of
Common Stock for which such option is exercisable
at the time of the Optionee's cessation of Service
but also with respect to one or more additional
installments in which the Optionee would have
vested under the option had the Optionee continued
in Service.
D.	Stockholder Rights.  The holder of an option
shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the recordholder of the purchased shares.
E.	Unvested Shares.  The Plan Administrator shall
have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease
Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.
F.	Limited Transferability of Options.  During
the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
II.	INCENTIVE OPTIONS
The terms specified below shall be applicable to all
Incentive Options.  Except as modified by the provisions of this
Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.
A.	Eligibility.  Incentive Options may only be
granted to Employees.
B.	Exercise Price.  The exercise price per share
shall not be less than one hundred percent (100%) of the Fair
Market Value per share of Common Stock on the option grant date.
C.	Dollar Limitation.  The aggregate Fair Market
Value of the shares of Common Stock (determined as of the
respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
D.	10% Stockholder.  If any Employee to whom
an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five years measured from the option grant date and the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.
III.	CORPORATE TRANSACTION
A.	The Plan does not provide for automatic
acceleration of unvested shares in the event of a Corporate Transaction, although the Plan Administrator has discretion to grant individual options which so provide. In the event of a Corporate Transaction, all options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity). If such successor does not agree to assume the options or to substitute equivalent options therefor, unless the Plan Administration shall determine otherwise, such options will expire upon such event.
B.	In the event of the proposed dissolution or
liquidation of the Company, the Plan Administrator shall notify each Optionee at least thirty (30) days prior to such proposed action. To the extent not previously exercised, all options will terminate immediately prior to consummation of such proposed action.
C.	Each option which is assumed in connection
with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and
(ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.
D.	The grant of options under the Plan shall in no
way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
IV.	CANCELLATION AND REGRANT OF
OPTIONS
The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.
ARTICLE THREE

STOCK ISSUANCE PROGRAM
I.	STOCK ISSUANCE TERMS
Shares of Common Stock may be issued under the
Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.
A.	Purchase Price.
1.	The purchase price per share shall be
fixed by the Plan Administrator but shall not be less than the par value per share of Common Stock.
2.	Subject to the provisions of Section I of
Article Four, shares of Common Stock may be issued under the
Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
(i)	cash or check made payable to the Corporation, or
(ii)	past services rendered to the Corporation (or any
Parent or Subsidiary).
B.	Vesting Provisions.
1.	Shares of Common Stock issued under
the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock
Issuance Program which is more restrictive than twenty percent
(20%) per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the
Corporation, non-employee Board members or independent
consultants.
2.	Any new, substituted or additional
securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of
Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a series or class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
3.	The Participant shall have full
stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program,
whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.
4.	Should the Participant cease to remain in
Service while holding one or more unvested shares of Common
Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.
5.	The Plan Administrator may in its
discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time (including prospective effectuation, in the Stock Issuance Agreement or in any other written agreement), whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.
II.	CORPORATE TRANSACTION
The Plan does not provide for automatic
acceleration of unvested shares in the event of a Corporate Transaction, although the Plan Administrator has discretion to award individual stock issuances which so provide.
III.	SHARE ESCROW/LEGENDS
Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
ARTICLE FOUR

MISCELLANEOUS
I.	FINANCING
The Plan Administrator may permit any Optionee or
Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or
Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.
II.	EFFECTIVE DATE AND TERM OF PLAN
A.	The Plan shall become effective when adopted
by the Board, but no option granted under the Plan may be
exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.
B.	The Plan shall terminate upon the earliest of (i)
the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.
III.	AMENDMENT OF THE PLAN
A.	The Board shall have complete and exclusive
power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.
B.	Options may be granted under the Option Grant
Program and shares may be issued under the Stock Issuance
Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the
Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained
stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan.  If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate)
for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.
IV.	USE OF PROCEEDS
Any cash proceeds received by the Corporation
from the sale of shares of Common Stock under the Plan may be used for any appropriate corporate purposes.
V.	WITHHOLDING
The Corporation's obligation to deliver shares of
Common Stock upon the exercise of any options or upon the
issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
VI.	REGULATORY APPROVALS
The implementation of the Plan, the granting of any
options under the Plan and the issuance of any shares of Common
Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.
VII.	NO EMPLOYMENT OR SERVICE RIGHTS
Nothing in the Plan shall confer upon the Optionee
or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause, but subject to any applicable bilateral written employment agreement.
VIII.	FINANCIAL REPORTS
The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.


APPENDIX
The following definitions shall be in effect under the Plan:
(a)	Board shall mean the Corporation's Board of
Directors.
(b)	Code shall mean the Internal Revenue Code of
1986, as amended.
(c)	Committee shall mean a committee of two or more
Board members appointed by the Board to exercise
one or more administrative functions under the
Plan.
(d)	Common Stock shall mean the Corporation's Class
A Common Stock issuable under the Stock Issuance
Program or upon the exercise of options under the
Option Grant Program.
(e)	Corporate Transaction shall mean either of the
following stockholder-approved transactions to
which the Corporation is a party:
(i)	a merger or consolidation in which
securities possessing more than fifty
percent (50%) of the total combined
voting power of the Corporation's
outstanding securities are transferred to a
person or persons different from the
persons holding those securities
immediately prior to such transaction, or
(ii)	the sale, transfer or other disposition of
all or substantially all of the
Corporation's assets in complete
liquidation or dissolution of the
Corporation.
(f)	Corporation shall mean Path 1 Network
Technologies Inc., a Delaware corporation, and any
successor corporation to all or substantially all of
the assets or voting stock of Path 1 Network
Technologies Inc. which shall by appropriate action
adopt the Plan.
(g)	Disability  shall mean the inability of the Optionee
or the Participant to engage in any substantial
gainful activity by reason of any medically
determinable physical or mental impairment and
shall be determined by the Plan Administrator on
the basis of such medical evidence as the Plan
Administrator deems warranted under the
circumstances.
(h)	Employee shall mean an individual who is in the
employ of the Corporation (or any Parent or
Subsidiary), subject to the control and direction of
the employer entity as to both the work to be
performed and the manner and method of
performance.
(i)	Exercise Date shall mean the date on which the
Corporation shall have received written notice of
the option exercise.
(j)	Fair Market Value per share of Common Stock on
any relevant date shall be determined in accordance
with the following provisions:
(i)	If the Common Stock is at the time
traded on the Nasdaq National
Market, then the Fair Market Value
shall be the closing selling price per
share of Common Stock on the date
in question, as such price is reported
by the National Association of
Securities Dealers on the Nasdaq
National Market.  If there is no
closing selling price for the Common
Stock on the date in question, then
the Fair Market Value shall be the
closing selling price on the last
preceding date for which such
quotation exists.
(ii)	If the Common Stock is at the time
listed on any Stock Exchange, then
the Fair Market Value shall be the
closing selling price per share of
Common Stock on the date in
question on the Stock Exchange
determined by the Plan
Administrator to be the primary
market for the Common Stock, as
such price is officially quoted in the
composite tape of transactions on
such exchange.  If there is no closing
selling price for the Common Stock
on the date in question, then the Fair
Market Value shall be the closing
selling price on the last preceding
date for which such quotation exists.
(iii)	If the Common Stock is at the time
neither listed on any Stock Exchange
nor traded on the Nasdaq National
Market, then the Fair Market Value
shall be determined by the Plan
Administrator after taking into
account such factors as the Plan
Administrator shall deem
appropriate.
(k)	Incentive Option shall mean an option which
satisfies the requirements of Code Section 422.
(l)	Misconduct shall mean the commission of any act
of fraud, embezzlement or dishonesty by the
Optionee or Participant, any unauthorized use or
disclosure by such person of confidential
information or trade secrets of the Corporation (or
any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent
or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any
Parent or Subsidiary) may consider as grounds for
the dismissal or discharge of any Optionee,
Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).
(m)	1934 Act shall mean the Securities Exchange Act of
1934, as amended.
(n)	Non-Statutory Option shall mean an option not
intended to satisfy the requirements of Code Section
422.
(o)	Option Grant Program shall mean the option
grant program in effect under the Plan.
(p)	Optionee shall mean any person to whom an option
is granted under the Plan.
(q)	Parent shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations
ending with the Corporation, provided each
corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the
total combined voting power of all classes of stock
in one of the other corporations in such chain.
(r)	Participant shall mean any person who is issued
shares of Common Stock under the Stock Issuance
Program.
(s)	Plan shall mean the Corporation's 2000 Stock
Option/Stock Issuance Plan, as set forth in this
document.
(t)	Plan Administrator shall mean either the Board or
the Committee acting in its capacity as
administrator of the Plan.
(u)	Service shall mean the provision of services to the
Corporation (or any Parent or Subsidiary) by a
person in the capacity of an Employee, a non-
employee member of the board of directors or a
consultant or independent advisor, except to the
extent otherwise specifically provided in the
documents evidencing the option grant.
(v)	Stock Exchange shall mean either the American
Stock Exchange or the New York Stock Exchange.
(w)	Stock Issuance Agreement shall mean the
agreement entered into by the Corporation and the Participant at the time of issuance of shares of
Common Stock under the Stock Issuance Program.
(x)	Stock Issuance Program shall mean the stock
issuance program in effect under the Plan.
(y)	Subsidiary shall mean any corporation (other than
the Corporation) in an unbroken chain of
corporations beginning with the Corporation,
provided each corporation (other than the last
corporation) in the unbroken chain owns, at the time
of the determination, stock possessing fifty percent
(50%) or more of the total combined voting power
of all classes of stock in one of the other
corporations in such chain.
(z)	10% Stockholder shall mean the owner of stock
(as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).




EXHIBIT 10.20

PATH 1 NETWORK TECHNOLOGIES INC.
NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant
(the "Option") to purchase shares of the Class A Common Stock of
Path 1 Network Technologies Inc. (the "Corporation"):
Optionee:
Grant Date:
Vesting Commencement Date:
Grant Number:  		  Exercise Price:  $		 per share
Number of Option Shares:  ________________ shares
Maximum Expiration Date:
Type of Grant:

Incentive Stock Option


Non-Statutory Stock Option


Restricted Stock

Vesting Schedule:
This Option may be exercised, at any time before it terminates or expires, for all or any portion of the vested Option Shares.
The Option Shares shall vest as follows (based on Service):


Other Provisions:
Optionee understands and agrees that the Option is
granted subject to and in accordance with the terms of the Path 1 Network Technologies Inc. 2000 Stock Option/Stock Issuance Plan
(the "Plan").  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock
Option Agreement attached hereto as Exhibit A.
Optionee hereby acknowledges receipt of a copy of
the Plan in the form attached hereto as Exhibit B.
No Employment or Service Contract.  Nothing in
this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.
Definitions.  All capitalized terms in this Notice
shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.
DATED: ____________, ____
PATH 1 NETWORK TECHNOLOGIES INC.
By:



Title:




OPTIONEE


Address:




Attachments:
Exhibit A - Stock Option Agreement
Exhibit B - 2000 Stock Option/Stock Issuance Plan


EXHIBIT A

STOCK OPTION AGREEMENT


EXHIBIT B

2000 STOCK OPTION/STOCK ISSUANCE PLAN





EXHIBIT 10.21

PATH 1 NETWORK TECHNOLOGIES INC.
STOCK OPTION AGREEMENT

RECITALS
A.	The Board has adopted the Plan for the
purpose of retaining the services of selected Employees, non-
employee members of the Board or the board of directors of any
Parent or Subsidiary and consultants and other independent
advisors in the service of the Corporation (or any Parent or
Subsidiary).
B.	Optionee is to render valuable services to
the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to
Optionee.
C.	All capitalized terms in this Agreement shall
have the meaning assigned to them in the attached Appendix.
NOW, THEREFORE, it is hereby agreed as
follows:
1.	Grant of Option.  The Corporation hereby
grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.
2.	Option Term.  This option shall (unless
otherwise specified in the Grant Notice) have a term of ten (10)
years measured from the earlier of the vesting commencement date specified in the Grant Notice or from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.
3.	Limited Transferability.  During
Optionee's lifetime, this option shall be exercisable only by
Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following
Optionee's death.
4.	Dates of Exercise.  This option shall
become exercisable for the Option Shares in one or more
installments as specified in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.
5.	Cessation of Service.  The option term
specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable (unless the Grant Notice expressly provides that this Section 5 is inapplicable):
(a)	Should Optionee cease to remain in
Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration
Date.
(b)	Should Optionee die while this
option is outstanding, then the personal representative of
Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option.
Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the
Expiration Date.
(c)	Should Optionee cease Service by
reason of Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.
Note:  Exercise of this option on a
date later than three (3) months
following cessation of Service due to
Disability will result in loss of
favorable Incentive Option
treatment, unless such Disability
constitutes Permanent Disability.  In
the event that Incentive Option
treatment is not available, this option
will be taxed as a Non-Statutory
Option upon exercise.
(d)	During the limited period of post-
Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which
Optionee is, at the time of Optionee's cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in one or more Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.
(e)	Should Optionee's Service be
terminated for Misconduct, then this option shall terminate
immediately and cease to remain outstanding.
6.	Accelerated Vesting.
(a)	In the event of any Corporate
Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the
Corporate Transaction, become exercisable for all of the Option
Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation's
repurchase rights with respect to the unvested Option Shares are assigned to such successor corporation (or parent thereof) or (ii)
this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction
(the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.
(b)	Immediately following the Corporate
Transaction, this option shall terminate and cease to be
outstanding, except to the extent assumed by the successor
corporation (or parent thereof) in connection with the Corporate
Transaction.
(c)	If this option is assumed in
connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate
Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such
Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.
(d)	The Option Shares may also vest
upon an accelerated basis in accordance with the terms and
conditions of any special addendum attached to this Agreement.
(e)	This Agreement shall not in any way
affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.	Adjustment in Option Shares.  Should any
change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
8.	Stockholder Rights.  The holder of this
option shall not have any stockholder rights with respect to the
Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the
purchased shares.
9.	Manner of Exercising Option.
(a)	In order to exercise this option with
respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
(i)	Execute and
deliver to the Corporation a written notice of
exercise, in the form attached hereto, for the Option
Shares for which the option is exercised.
(ii)	Pay the
aggregate Exercise Price for the purchased shares in
one or more of the following forms:
(A)	cash or check
made payable to the Corporation; or
(B)	a promissory
note payable to the Corporation, but only to
the extent authorized by the Plan
Administrator in accordance with Paragraph
13.
Should the Common Stock be
registered under Section 12 of the 1934 Act
at the time the option is exercised, then the
Exercise Price may also be paid as follows:
(C)	in shares of
Common Stock held by Optionee (or any
other person or persons exercising the
option) for the requisite period necessary to
avoid a charge to the Corporation's earnings
for financial reporting purposes and valued
at Fair Market Value on the Exercise Date;
or
(D)	to the extent
the option is exercised for vested Option
Shares, through a special sale and remittance
procedure pursuant to which Optionee (or
any other person or persons exercising the
option) shall concurrently provide
irrevocable instructions (a) to a Corporation-
designated brokerage firm to effect the
immediate sale of the purchased shares and
remit to the Corporation, out of the sale
proceeds available on the settlement date,
sufficient funds to cover the aggregate
Exercise Price payable for the purchased
shares plus all applicable Federal, state and
local income and employment taxes required
to be withheld by the Corporation by reason
of such exercise and (b) to the Corporation
to deliver the certificates for the purchased
shares directly to such brokerage firm in
order to complete the sale.
Except to the extent the sale and
remittance procedure is utilized in
connection with the option exercise,
payment of the Exercise Price must
accompany the written notice of exercise
delivered to the Corporation in connection
with the option exercise.
(iii)	Furnish to the
Corporation appropriate documentation that the
person or persons exercising the option (if other
than Optionee) have the right to exercise this
option.
(iv)	Execute and
deliver to the Corporation such written
representations as may be requested by the
Corporation in order for it to comply with the
applicable requirements of Federal and state
securities laws.
(v)	Make
appropriate arrangements with the Corporation (or
Parent or Subsidiary employing or retaining
Optionee) for the satisfaction of all Federal, state
and local income and employment tax withholding
requirements applicable to the option exercise.
(b)	As soon as practical after the
Exercise Date, the Corporation shall issue to or on behalf of
Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.
(c)	In no event may this option be
exercised for any fractional shares.
10.	Compliance with Laws and Regulations.
(a)	The exercise of this option and the
issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for
trading at the time of such exercise and issuance.
(b)	The inability of the Corporation to
obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.
11.	Successors and Assigns.  Except to the
extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee,
Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.
12.	Notices.  Any notice required to be given or
delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant
Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.	Financing.  The Plan Administrator may, in
its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares.  The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.
14.	Construction.  This Agreement and the
option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
15.	Governing Law.  The interpretation,
performance and enforcement of this Agreement shall be governed by the laws of the State of California without regard to that State's conflict-of-laws rules.
16.	Stockholder Approval.  If the Option
Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued
under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is
obtained in accordance with the provisions of the Plan.
17.	Additional Terms Applicable to an
Incentive Option.  In the event this option is designated an
Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:
(a)	This option shall cease to qualify for
favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an
Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.
(b)	This option shall not become
exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant
Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the date of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the
Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand
Dollars ($100,000) in the aggregate.  To the extent the
exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred
Thousand Dollar ($100,000) limitation of this Paragraph 17(b)
would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.
(c)	Should Optionee hold, in addition to
this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.


PATH 1 NETWORK TECHNOLOGIES INC.
NOTICE OF EXERCISE
To be Executed by the Optionee
In Order to Exercise Options
The undersigned Optionee hereby delivers $_____ and irrevocably elects to exercise options for _________ Option Shares, and requests that certificates for such Option Shares shall be issued (bearing appropriate legends) in the name of such Optionee as follows:
(Please Insert Name and Social Security or Other Identifying
Number)
______________________________________________________
_____________________
______________________________________________________
_____________________
and be delivered to such Optionee at
______________________________________________________
_____________________
______________________________________________________
_____________________
_____________________________
Date

Name (Printed)

Signature


Address

Social Security No.

Signature Guaranteed





APPENDIX
The following definitions shall be in effect under
the Agreement:
A.	Agreement shall mean this Stock Option
Agreement.
B.	Board shall mean the Corporation's Board of
Directors.
C.	Code shall mean the Internal Revenue Code of
1986, as amended.
D.	Common Stock shall mean the Corporation's Class
A Common Stock.
E.	Corporate Transaction shall mean either of the
following stockholder-approved transactions to which the
Corporation is a party:
(i)	a merger or consolidation in
which securities possessing more than fifty percent
(50%) of the total combined voting power of the
Corporation's outstanding securities are transferred
to a person or persons different from the persons
holding those securities immediately prior to such
transaction, or
(ii)	the sale, transfer or other
disposition of all or substantially all of the
Corporation's assets in complete liquidation or
dissolution of the Corporation.
F.	Corporation shall mean Path 1 Network
Technologies Inc., a Delaware corporation.
G.	Disability shall mean the inability of Optionee to
engage in any substantial gainful activity by reason of any
medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute
Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.
H.	Employee shall mean an individual who is in the
employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
I.	Exercise Date shall mean the date on which the
option shall have been exercised in accordance with Paragraph 9 of the Agreement.
J.	Exercise Price shall mean the exercise price
payable per Option Share as specified in the Grant Notice.
K.	Expiration Date shall mean the date on which the
option expires as specified in the Grant Notice.
L.	Fair Market Value per share of Common Stock on
any relevant date shall be determined in accordance with the following provisions:
(i)	If the Common Stock is at the
time traded on the Nasdaq National Market, then
the Fair Market Value shall be the closing selling
price per share of Common Stock on the date in
question, as the price is reported by the National
Association of Securities Dealers on the Nasdaq
National Market.  If there is no closing selling price
for the Common Stock on the date in question, then
the Fair Market Value shall be the closing selling
price on the last preceding date for which such
quotation exists.
(ii)	If the Common Stock is at the
time listed on any Stock Exchange, then the Fair
Market Value shall be the closing selling price per
share of Common Stock on the date in question on
the Stock Exchange determined by the Plan
Administrator to be the primary market for the
Common Stock, as such price is officially quoted in
the composite tape of transactions on such
exchange.  If there is no closing selling price for the
Common Stock on the date in question, then the
Fair Market Value shall be the closing selling price
on the last preceding date for which such quotation
exists.
(iii)	If the Common Stock is at the
time neither listed on any Stock Exchange nor
traded on the Nasdaq National Market, then the Fair
Market Value shall be determined by the Plan
Administrator after taking into account such factors
as the Plan Administrator shall deem appropriate.
M.	Grant Date shall mean the date of grant of the
option as specified in the Grant Notice.
N.	Grant Notice shall mean the Notice of Grant of
Stock Option accompanying the Agreement, pursuant to which
Optionee has been informed of the basic terms of the option
evidenced hereby.
O.	Incentive Option shall mean an option which
satisfies the requirements of Code Section 422.
P.	Misconduct shall mean the commission of any act
of fraud, embezzlement or dishonesty by Optionee, any
unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary)
may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).
Q.	1934 Act shall mean the Securities Exchange Act of
1934, as amended.
R.	Non-Statutory Option shall mean an option not
intended to satisfy the requirements of Code Section 422.
S.	Option Shares shall mean the number of shares of
Common Stock subject to the option.
T.	Optionee shall mean the person to whom the option
is granted as specified in the Grant Notice.
U.	Parent shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain
(other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
V.	Plan shall mean the Corporation's 2000 Stock
Option/Stock Issuance Plan.
W.	Plan Administrator shall mean either the Board or
a committee of the Board acting in its capacity as administrator of the Plan.
X.	Service shall mean the Optionee's performance of
services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.
Y.	Stock Exchange shall mean the American Stock
Exchange or the New York Stock Exchange.
Z.	Subsidiary shall mean any corporation (other than
the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
AA.	Vesting Schedule shall mean the vesting schedule
specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.




EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Option/Stock Issuance Plan of Path 1 Network Technologies Inc. of our report dated February 10, 2000 (except for
Note 6, as to which the date is May 20, 2000, and except for the second paragraph of Note 6, as to which the date is February 28, 2000, and except for
Note 7 and Note 8, as to which the date is April 27, 2000), with respect to the financial statements of Path 1 Network Technologies Inc. included in the Registration Statement (Form 10), filed with the Securities and Exchange Commission.


                             ERNST & YOUNG LLP


San Diego, California
September 21, 2000